                                                                       EXHIBIT 5


                                 September 17, 1998



Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland   20852-4041

Ladies and Gentlemen:

  You have requested our opinion as counsel to Federal Realty Investment Trust, a business trust organized under the laws of the District of Columbia with its headquarters located in Bethesda, Maryland ("Trust"), in connection with a combined registration statement on Form S-3 and Post-Effective Amendment No. 1 to registration statement no. 33-63687 (collectively, "Registration Statement"), both being filed by you with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 under the Act contained in such Registration Statement ("Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities ("Debt Securities"),
(ii) one or more series of preferred shares ("Preferred Shares"), and (iii) common shares of beneficial interest ("Common Shares) (collectively, "Securities").

  The Debt Securities will be direct unsecured obligations of the Trust and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Senior Securities will be issued pursuant to an Indenture dated December 1, 1993 ("Senior Indenture") between the Trust and First Union National Bank of North Carolina ("Senior Trustee"). The Subordinated Securities will be issued pursuant to an indenture dated December 1, 1993 ("Subordinated Indenture") between the Trust and First Union National Bank of North Carolina ("Subordinated Trustee").

  We have participated in the preparation of the Registration Statement and the Prospectus included therein, and in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Third Amended and Restated Declaration of Trust of the Trust ("Declaration of Trust"), the Bylaws of the Trust, the minutes of the meetings of the Trustees to date relating to the authorization and issuance of the Securities and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

Federal Realty Investment Trust
Septembe 17, 1998
Page 2


  As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Trust.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

  1. The Senior Indenture and the Subordinated Indenture have been duly authorized, duly executed and delivered by the Trust and are legally valid and binding agreements of the Trust, enforceable against the Trust in accordance with the terms of each such Indenture.

  2. The Senior Debt Securities have been duly authorized by the Trust and when the Senior Debt Securities have been duly established by the Senior Indenture, duly authenticated by the Senior Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Senior Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Debt Securities will constitute legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

  3. The Subordinated Debt Securities have been duly authorized by the Trust and when the Subordinated Debt Securities have been duly established by the Subordinated Indenture, duly authenticated by the Subordinated Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Debt Securities will constitute legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

  4. The Preferred Shares have been duly authorized by the Trust and when the Preferred Shares have been duly established in accordance with the terms of the Declaration of Trust, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable and, except as hereinafter set forth, no personal liability will attach to the ownership of the Preferred Shares.

  5. The Trust has been duly organized and is validly existing under the laws of the District of Columbia as a voluntary business association of the type commonly known as a business trust and the Trust has authority to issue an unlimited number of Common Shares, each without par value. It also is our opinion that the Common Shares referred to in the Registration Statement, when issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, will be legally issued, fully paid and non-assessable and, except as hereinafter set forth, no personal liability will attach to the ownership of such Common Shares.

  6. The Declaration of Trust provides that the holders of the Common Shares and the Preferred Shares shall not be subject to any liability for the acts or obligations of the Trust and that the funds and property of the Trust shall be solely liable for such acts or obligations. The

Federal Realty Investment Trust
Septembe 17, 1998
Page 2


Declaration of Trust requires that, as far as practicable, each written instrument creating an obligation of the Trust shall contain a provision to such effect. We are of the opinion that no personal liability will attach to holders of the Common Shares and the Preferred Shares in most jurisdictions for claims under any written instrument containing such a provision, where adequate notice is given of such provision. However, with respect to tort claims and contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, a shareholder may, in some jurisdictions, be held liable to the extent that claims are not satisfied by the Trust out of its assets or insurance.

  To the extent that the obligations of the Trust under the Senior Indenture and Subordinated Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Senior Trustee and Subordinated Trustee are duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of organization of each such Trustee; that the Senior Trustee and the Subordinated Trustee each are in compliance generally with respect to acting as a trustee under the applicable Indenture, and with all applicable laws and regulations; and that the Senior Trustee and the Subordinated Trustee have the requisite organizational and legal power and authority to perform their respective obligations under such applicable Indenture.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus.

                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP


                                        By:___________________________________
                                              Thomas F. Cooney, III

TFC:bak